HSBC USA INC. Reverse Convertible Notes
Filed Pursuant to Rule 424(b)(2)
Registration No. 333-133007
October 30, 2007

PRICING SUPPLEMENT
(To the Prospectus dated April 5, 2006,
Prospectus Supplement dated October 12, 2007 and the
Product Supplement dated October 23, 2007)

Terms used in this pricing supplement are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This pricing supplement relates to twelve separate note offerings. Each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

• Principal Amount: $1,000.00 per note
• Offering Period End Date: October 26, 2007 at 2:00 pm, New York City time
• Initial Public Offering Price: 100 per cent
• Initial Valuation Date: October 26, 2007
• Issue Date: October 31, 2007
• Maturity Date: 3 business days after the final valuation date, subject to adjustment as described in the product supplement.

• Final Price: The market price (as defined herein) of the reference asset on the final valuation date.
• Interest Payment Dates: The final calendar day of each month following the issue date (or, if that day is not a business day, the following business day), commencing on November 30, 2007 and ending on the maturity date.
• Listing: The notes will not be listed on any U.S. securities exchange or quotation system.

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	PAGE NUMBER	INTEREST RATE (PER ANNUM)	INITIAL PRICE(1)	BARRIER PRICE	ISSUE AMOUNT	AGENT’S DISCOUNT OR COMMISSION PER NOTE / TOTAL(2)	PROCEEDS TO US PER NOTE / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE(3)
InterOil Corporation (IOC)	PR-6	33.00%	$23.22	$13.9320	$1,867,000.00	2.00% / $37,340.00	98.00% / $1,829,660.00	4042K0CQ6 / US4042K0CQ67	January 28, 2008
INDYMAC BANCORP, INC. (IMB)	PR-7	29.30%	$14.74	$8.8440	$292,000.00	2.25% / $6,570.00	97.75% / $285,430.00	4042K0CR4 / US4042K0CR41	April 25, 2008
ADVANCED MICRO DEVICES, INC. (AMD)	PR-8	22.00%	$12.89	$10.3120	$454,000.00	2.00% / $9,080.00	98.00% / $444,920.00	4042K0CS2 / US4042K0CS24	January 28, 2008
VMWARE, INC. (VMW)	PR-9	21.00%	$112.09	$78.4630	$1,155,000.00	2.25% / $25,987.50	97.75% / $1,129,012.50	4042K0CT0 / US4042K0CT07	April 25, 2008
APPLE COMPUTER, INC. (AAPL)	PR-10	16.00%	$184.70	$147.7600	$3,099,000.00	2.00% / $61,980.00	98.00% / $3,037,020.00	4042K0CU7 / US4042K0CU79	January 28, 2008
United States Steel Corporation (X)	PR-11	16.00%	$111.28	$83.4600	$573,000.00	2.25% / $12,892.50	97.75% / $560,107.50	4042K0CV5 / US4042K0CV52	April 25, 2008
Peabody Energy Corporation (BTU)	PR-12	15.00%	$57.93	$46.3440	$280,000.00	2.15% / $6,020.00	97.85% / $273,980.00	4042K0CW3 / US4042K0CW36	April 25, 2008
Lehman Brothers Holdings Inc. (LEH)	PR-13	14.50%	$60.42	$48.3360	$444,000.00	2.25% / $9,990.00	97.75% / $434,010.00	4042K0CX1 / US4042K0CX19	April 25, 2008
Freeport-McMoRan Copper & Gold Inc. (FCX)	PR-14	13.50%	$116.85	$81.7950	$939,000.00	2.20% / $20,658.00	97.80% / $918,342.00	4042K0CY9 / US4042K0CY91	April 25, 2008
VALERO ENERGY CORPORATION (VLO)	PR-15	12.00%	$73.13	$58.5040	$580,000.00	2.25% / $13,050.00	97.75% / $566,950.00	4042K0CZ6 / US4042K0CZ66	April 25, 2008
THE BLACKSTONE GROUP L.P. (BX)	PR-16	11.50%	$25.59	$17.9130	$439,000.00	2.20% / $9,658.00	97.80% / $429,342.00	4042K0DA0 / US4042K0DA07	April 25, 2008
QUALCOMM Incorporated (QCOM)	PR-17	11.50%	$41.33	$33.0640	$25,000.00	2.25% / $562.50	97.75% / $24,437.50	4042K0DB8 / US4042K0DB89	April 25, 2008
(1) The initial price represents the market price (as defined herein) of the reference asset on the initial valuation date.
(2) Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission per Note / Total,” above.
(3) The final valuation date is subject to adjustment as described in the product supplement.

See “Risk Factors” in this pricing supplement beginning on page PR-3, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

CALCULATION OF REGISTRATION FEE
Title of Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (4)
Reverse Convertible Notes linked to IOC due January 31, 2008	$1,867,000.00	$57.32
Reverse Convertible Notes linked to IMB due April 30, 2008	$292,000.00	$8.96
Reverse Convertible Notes linked to AMD due January 31, 2008	$454,000.00	$13.94
Reverse Convertible Notes linked to VMW due April 30. 2008	$1,155,000.00	$35.46
Reverse Convertible Notes linked to AAPL due January 31, 2008	$3,099,000.00	$95.14
Reverse Convertible Notes linked to X due April 30, 2008	$573,000.00	$17.59
Reverse Convertible Notes linked to BTU due April 30, 2008	$280,000.00	$8.60
Reverse Convertible Notes linked to LEH due April 30, 2008	$444,000.00	$13.63
Reverse Convertible Notes linked to FCX due April 30, 2008	$939,000.00	$28.83
Reverse Convertible Notes linked to VLO due April 30, 2008	$580,000.00	$17.81
Reverse Convertible Notes linked to BX due April 30, 2008	$439,000.00	$13.48
Reverse Convertible Notes linked to QCOM due April 30, 2008	$25,000.00	$0.77
(4) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

HSBC SECURITIES (USA) INC. October 30, 2007

TABLE OF CONTENTS
Page

GENERAL TERMS	PR-3

RISK FACTORS	PR-3

SUMMARY	PR-4

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	PR-4

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION	PR-5

GENERAL TERMS

This pricing supplement relates to twelve separate note offerings. Each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated October 12, 2007 and the product supplement dated October 23, 2007. You should carefully consider, among other things, the matters set forth in ”Risk Factors” beginning on page PR-3 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in any of the notes is not equivalent to investing directly in the relevant reference asset. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review ”Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

• “— Risks Relating to All Note Issuances”

• "— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset"

1. The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of your note and may be zero. Accordingly, you may lose the entire principal amount of each note you purchase.

We cannot predict the final price of any reference asset on the final valuation date.

2. You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the interest rate specified on the cover page. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3. Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under ”Certain U.S. Federal Income Tax Considerations” beginning on page PR-4 of this pricing supplement and ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this pricing supplement do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

4. There is a limited amount of historical data on THE BLACKSTONE GROUP L.P. and VMWARE, INC.

According to publicly available information, the common stock of THE BLACKSTONE GROUP L.P. commenced trading on June 22, 2007, and the common stock of VMWARE, INC. commenced trading on August 14, 2007. As a result, there is a limited amount of historical data that can be provided for THE BLACKSTONE GROUP L.P. and VMWARE, INC. For more information on THE BLACKSTONE GROUP L.P. and VMWARE, INC, note purchasers can access the website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by the reference issuer can be located by reference to the SEC file number specified in the description of the relevant reference asset below.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. You will receive the physical delivery amount if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of each note and may be zero. Accordingly, you may lose the entire principal amount of your each note you purchase. Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date. The term “market disruption event” is described and defined in the product supplement.

In the event that the maturity date is postponed or extended as described under ”Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity per note is in physical shares of the reference asset, you will receive a number of shares referred to as the ”physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of each note by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this pricing supplement, and interest payments will be made on the interest payment dates specified on the front cover of this pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see ”Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth under the heading “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one reasonable approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option, as described in the prospectus supplement under the heading ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes -Certain Notes Treated as a Put Option and a Deposit.” We intend to treat the notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes-Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes— Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section ”Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of that reference asset for each quarter in the period from January 1, 2004 through September 28, 2007 and for the period from October 1, 2007 through October 26, 2007. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

• If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash) ;
• If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price; or
• If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was never below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity.

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

INTEROIL CORPORATION (IOC)

Description of InterOil Corporation

According to publicly available information, InterOil Corporation (“InterOil”), together with its subsidiaries, engages in the exploration and production of oil and gas properties in Papua New Guinea. InterOil also engages in liquefaction, refining, and marketing jet fuel, diesel, and gasoline, as well as naphtha and low sulfur waxy residue. In addition, InterOil involves in the wholesale and retail distribution of refined petroleum products; and Shell and BP branded commercial and industrial lubricants, such as engine and hydraulic oils.

InterOil’s SEC file number is 001-32179.

Historical Performance of InterOil

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	29.50	23.30	26.69
June 30, 2004	27.30	20.82	21.75
September 30, 2004	24.35	14.79	22.15
December 31, 2004	40.60	22.65	37.84
March 31, 2005	43.65	31.76	34.96
June 30, 2005	35.85	20.07	27.18
September 30, 2005	32.07	21.27	23.30
December 30, 2005	28.81	17.50	26.80
March 31, 2006	26.41	12.64	13.14
June 30, 2006	20.54	12.36	19.00
September 29, 2006	20.14	12.14	18.93
December 29, 2006	30.80	15.20	30.29
March 30, 2007	30.01	21.41	26.60
June 29, 2007	44.25	17.84	18.94
September 28, 2007	42.00	18.37	31.60
October 1, 2007 through October 26, 2007	31.45	20.78	23.22

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations- Certain Equity-Linked Notes -Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 33.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.73 per cent constitutes interest on the Deposit and 28.27 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	InterOil
Initial Price:	USD 23.22
Barrier Price:	USD 13.9320
Interest Rate:	33.00 per cent per annum
Physical Delivery Amount:	43.0663 shares (fractional shares paid in cash)
Term of Notes:	3 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	8.25%		100.00%
+	90%	8.25%		90.00%
+	80%	8.25%		80.00%
+	70%	8.25%		70.00%
+	60%	8.25%		60.00%
+	50%	8.25%		50.00%
+	40%	8.25%		40.00%
+	30%	8.25%		30.00%
+	20%	8.25%		20.00%
+	10%	8.25%		10.00%
	0%	8.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-1.75%	8.25%	-10.00%
-	20%	-11.75%	8.25%	-20.00%
-	30%	-21.75%	8.25%	-30.00%
-	40%	-31.75%	8.25%	-40.00%
-	50%	-41.75%	N/A	-50.00%
-	60%	-51.75%	N/A	-60.00%
-	70%	-61.75%	N/A	-70.00%
-	80%	-71.75%	N/A	-80.00%
-	90%	-81.75%	N/A	-90.00%
-	100%	-91.75%	N/A	-100.00%

INDYMAC BANCORP, INC. (IMB)

Description of INDYMAC BANCORP, INC.

According to publicly available information, INDYMAC BANCORP, INC. (“IndyMac”) operates as the holding company for IndyMac Bank, F.S.B., a thrift/mortgage bank, which provides mortgage products and services in the United States. IndyMac operates in two segments, Mortgage Banking and Thrift. The Mortgage Banking segment offers adjustable-rate mortgages (“ARMs”), intermediate term fixed-rate loans, pay option ARMs, fixed-rate mortgages, conforming and non-conforming loans, construction-to-permanent loans, subprime mortgages, home equity lines of credits, and reverse mortgages. The Thrift segment offers mortgage loans and intermediate term fixed-rate loans; construction financing for single-family residences or lots loans; builder construction financing facilities for residential subdivision loans; home equity lines of credit; and mortgage-backed securities.

IndyMac’s SEC file number is 1-8972.

Historical Performance of IndyMac

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	36.86	29.30	36.29
June 30, 2004	37.44	29.21	31.60
September 30, 2004	37.01	30.83	36.20
December 31, 2004	38.10	30.90	34.45
March 31, 2005	39.15	32.84	34.00
June 30, 2005	43.44	33.04	40.73
September 30, 2005	46.25	37.46	39.58
December 30, 2005	40.50	34.41	39.02
March 31, 2006	43.24	37.71	40.93
June 30, 2006	50.50	40.44	45.85
September 29, 2006	47.24	37.15	41.16
December 29, 2006	48.14	40.35	45.16
March 30, 2007	45.78	26.28	32.05
June 29, 2007	37.50	28.37	29.17
September 28, 2007	31.39	16.86	23.61
October 1, 2007 through October 26, 2007	25.38	11.30	14.74

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations- Certain Equity-Linked Notes -Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 29.30 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.58 per cent constitutes interest on the Deposit and 24.72 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	IndyMac
Initial Price:	USD 14.74
Barrier Price:	USD 8.8440
Interest Rate:	29.30 per cent per annum
Physical Delivery Amount:	67.8426 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	14.65%		100.00%
+	90%	14.65%		90.00%
+	80%	14.65%		80.00%
+	70%	14.65%		70.00%
+	60%	14.65%		60.00%
+	50%	14.65%		50.00%
+	40%	14.65%		40.00%
+	30%	14.65%		30.00%
+	20%	14.65%		20.00%
+	10%	14.65%		10.00%
	0%	14.65%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	4.65%	14.65%	-10.00%
-	20%	-5.35%	14.65%	-20.00%
-	30%	-15.35%	14.65%	-30.00%
-	40%	-25.35%	14.65%	-40.00%
-	50%	-35.35%	N/A	-50.00%
-	60%	-45.35%	N/A	-60.00%
-	70%	-55.35%	N/A	-70.00%
-	80%	-65.35%	N/A	-80.00%
-	90%	-75.35%	N/A	-90.00%
-	100%	-85.35%	N/A	-100.00%

ADVANCED MICRO DEVICES, INC. (AMD)

Description of ADVANCED MICRO DEVICES, INC.

According to publicly available information, ADVANCED MICRO DEVICES, INC. (“AMD”), a semiconductor company, provides processing solutions for the computing, graphics, and consumer electronics markets in the United States, Europe, and Asia. AMD offers single-core and dual-core microprocessor products for servers, workstations, notebooks, and desktop personal computers, embedded microprocessor products; and 3D graphics, video, and multimedia products and chipsets for desktops and notebook, such as home media personal computers, professional workstations, and servers. AMD also provides products for consumer electronic devices, such as mobile phones, digital TVs, and game consoles. AMD sells its products to original equipment manufacturers, original design manufacturers, and third-party distributors through its direct sales force and independent sales representatives.

AMD’s SEC file number is 001-07882.

Historical Performance of AMD

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	17.50	13.66	16.23
June 30, 2004	17.60	13.67	15.90
September 30, 2004	15.90	10.76	13.00
December 31, 2004	24.95	13.09	22.02
March 31, 2005	22.29	14.64	16.12
June 30, 2005	18.34	14.08	17.34
September 30, 2005	25.75	17.22	25.20
December 30, 2005	31.84	20.22	30.60
March 31, 2006	42.65	30.89	33.16
June 30, 2006	35.75	23.46	24.42
September 29, 2006	27.90	16.90	24.85
December 29, 2006	25.69	19.90	20.35
March 30, 2007	20.63	12.96	13.06
June 29, 2007	15.95	12.60	14.30
September 28, 2007	16.19	11.27	13.20
October 1, 2007 through October 26, 2007	14.73	12.55	12.89

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations- Certain Equity-Linked Notes -Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 22.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.73 per cent constitutes interest on the Deposit and 17.27 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	AMD
Initial Price:	USD 12.89
Barrier Price:	USD 10.3120
Interest Rate:	22.00 per cent per annum
Physical Delivery Amount:	77.5795 shares (fractional shares paid in cash)
Term of Notes:	3 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.50%		100.00%
+	90%	5.50%		90.00%
+	80%	5.50%		80.00%
+	70%	5.50%		70.00%
+	60%	5.50%		60.00%
+	50%	5.50%		50.00%
+	40%	5.50%		40.00%
+	30%	5.50%		30.00%
+	20%	5.50%		20.00%
+	10%	5.50%		10.00%
	0%	5.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.50%	5.50%	-10.00%
-	20%	-14.50%	5.50%	-20.00%
-	30%	-24.50%	N/A	-30.00%
-	40%	-34.50%	N/A	-40.00%
-	50%	-44.50%	N/A	-50.00%
-	60%	-54.50%	N/A	-60.00%
-	70%	-64.50%	N/A	-70.00%
-	80%	-74.50%	N/A	-80.00%
-	90%	-84.50%	N/A	-90.00%
-	100%	-94.50%	N/A	-100.00%

VMWARE, INC. (VMW)

Description of VMWARE, INC.

According to publicly available information, VMWARE, INC. (“VMWare”) and its subsidiaries provide virtualization solutions worldwide. VMWare’s virtualization solutions separate the operating system and application software from the underlying hardware to achieve improvements in efficiency, availability, flexibility, and manageability. VMWare's solutions enable organizations to aggregate multiple servers, storage infrastructure, and networks together into shared pools of capacity that can be allocated to applications as needed. VMWare's virtualization platforms include a hypervisor for system partitioning that provides the capability to run multiple operating systems simultaneously on the same physical machine. The common stock of VMWare commenced trading on the New York Stock Exchange in the third quarter of 2007; thus, the below historical prices of common stock of VMWare started in the third quarter of 2007.

VMWare’s SEC file number is 001-33622.

Historical Performance of VMWare

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	85.52	48.00	85.00
October 1, 2007 through October 26, 2007	116.25	83.62	112.09

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations- Certain Equity-Linked Notes -Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 21.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.58 per cent constitutes interest on the Deposit and 16.42 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	VMWare
Initial Price:	USD 112.09
Barrier Price:	USD 78.4630
Interest Rate:	21.00 per cent per annum
Physical Delivery Amount:	8.9214 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	10.50%		100.00%
+	90%	10.50%		90.00%
+	80%	10.50%		80.00%
+	70%	10.50%		70.00%
+	60%	10.50%		60.00%
+	50%	10.50%		50.00%
+	40%	10.50%		40.00%
+	30%	10.50%		30.00%
+	20%	10.50%		20.00%
+	10%	10.50%		10.00%
	0%	10.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	0.50%	10.50%	-10.00%
-	20%	-9.50%	10.50%	-20.00%
-	30%	-19.50%	10.50%	-30.00%
-	40%	-29.50%	N/A	-40.00%
-	50%	-39.50%	N/A	-50.00%
-	60%	-49.50%	N/A	-60.00%
-	70%	-59.50%	N/A	-70.00%
-	80%	-69.50%	N/A	-80.00%
-	90%	-79.50%	N/A	-90.00%
-	100%	-89.50%	N/A	-100.00%

APPLE INC. (AAPL)

Description of APPLE INC.

According to publicly available information, APPLE INC. ("Apple"), together with its subsidiaries, engages in the design, manufacture, and marketing of personal computers and related software, services, peripherals, and networking solutions worldwide. Apple also provides a line of portable digital music players, as well as related accessories and services, including online sale of third-party audio and video products.

Apple’s SEC file number is 000-10030.

Historical Performance of Apple

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	14.07	10.59	13.53
June 30, 2004	17.10	12.75	16.27
September 30, 2004	19.64	14.37	19.38
December 31, 2004	34.79	18.83	32.20
March 31, 2005	45.44	31.30	41.67
June 30, 2005	44.44	33.11	36.81
September 30, 2005	54.56	36.29	53.61
December 30, 2005	75.46	47.87	71.89
March 31, 2006	87.05	57.67	62.72
June 30, 2006	73.38	55.41	57.12
September 29, 2006	77.78	50.35	77.03
December 29, 2006	93.15	72.60	84.84
March 30, 2007	97.80	81.90	92.91
June 29, 2007	127.60	89.60	122.04
September 28, 2007	155.00	111.62	153.54
October 1, 2007 through October 26, 2007	188.59	152.93	184.70

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations- Certain Equity-Linked Notes -Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 16.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.73 per cent constitutes interest on the Deposit and 11.27 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Apple
Initial Price:	USD 184.70
Barrier Price:	USD 147.7600
Interest Rate:	16.00 per cent per annum
Physical Delivery Amount:	5.4142 shares (fractional shares paid in cash)
Term of Notes:	3 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.00%		100.00%
+	90%	4.00%		90.00%
+	80%	4.00%		80.00%
+	70%	4.00%		70.00%
+	60%	4.00%		60.00%
+	50%	4.00%		50.00%
+	40%	4.00%		40.00%
+	30%	4.00%		30.00%
+	20%	4.00%		20.00%
+	10%	4.00%		10.00%
	0%	4.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.00%	4.00%	-10.00%
-	20%	-16.00%	4.00%	-20.00%
-	30%	-26.00%	N/A	-30.00%
-	40%	-36.00%	N/A	-40.00%
-	50%	-46.00%	N/A	-50.00%
-	60%	-56.00%	N/A	-60.00%
-	70%	-66.00%	N/A	-70.00%
-	80%	-76.00%	N/A	-80.00%
-	90%	-86.00%	N/A	-90.00%
-	100%	-96.00%	N/A	-100.00%

UNITED STATES STEEL CORPORATION (X)

Description of United States Steel Corporation

According to publicly available information, United States Steel Corporation (“U.S. Steel”) produces steel products in North America and central Europe. U.S. Steel operates through three segments: Flat-rolled Products, U. S. Steel Europe, and Tubular Products. The Flat-rolled Products segment produces sheet, tin mill products, and strip mill plate, as well as domestic coke. The U.S. Steel Europe segment produces and sells sheet, strip mill plate, tin mill, tubular, precision tube, and specialty steel products. The Tubular Products segment produces and sells seamless and electric resistance weld tubular products. U.S. Steel also engages in the production and sale of iron ore pellets. In addition, U.S. Steel provides rail and barge transportation services; and owns, develops, and manages various real estate assets

U.S. Steel’s SEC file number is 1-16811.

Historical Performance of U.S. Steel

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	40.15	31.40	37.27
June 30, 2004	39.98	25.23	35.12
September 30, 2004	39.98	32.95	37.62
December 31, 2004	54.06	32.15	51.25
March 31, 2005	63.90	45.20	50.85
June 30, 2005	52.12	34.05	34.37
September 30, 2005	45.95	34.09	42.35
December 30, 2005	51.45	33.59	48.07
March 31, 2006	64.47	48.05	60.68
June 30, 2006	77.52	56.15	70.12
September 29, 2006	70.66	53.63	57.68
December 29, 2006	79.01	54.18	73.14
March 30, 2007	101.60	68.83	99.17
June 29, 2007	127.26	99.07	108.75
September 28, 2007	116.37	74.47	105.94
October 1, 2007 through October 26, 2007	111.47	102.09	111.28

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes -Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 16.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.58 per cent constitutes interest on the Deposit and 11.42 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	U.S. Steel
Initial Price:	USD 111.28
Barrier Price:	USD 83.4600
Interest Rate:	16.00 per cent per annum
Physical Delivery Amount:	8.9863 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	8.00%		100.00%
+	90%	8.00%		90.00%
+	80%	8.00%		80.00%
+	70%	8.00%		70.00%
+	60%	8.00%		60.00%
+	50%	8.00%		50.00%
+	40%	8.00%		40.00%
+	30%	8.00%		30.00%
+	20%	8.00%		20.00%
+	10%	8.00%		10.00%
	0%	8.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.00%	8.00%	-10.00%
-	20%	-12.00%	8.00%	-20.00%
-	30%	-22.00%	N/A	-30.00%
-	40%	-32.00%	N/A	-40.00%
-	50%	-42.00%	N/A	-50.00%
-	60%	-52.00%	N/A	-60.00%
-	70%	-62.00%	N/A	-70.00%
-	80%	-72.00%	N/A	-80.00%
-	90%	-82.00%	N/A	-90.00%
-	100%	-92.00%	N/A	-100.00%

PEABODY ENERGY CORPORATION (BTU)

Description of Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (“Peabody Energy”), through its subsidiaries, engages in the exploration, mining, and production of coal worldwide. Peabody Energy owns interests in 40 coal operations located in the United States and Australia, as well as owns joint venture interests in a Venezuelan mine. Peabody Energy also markets, brokerages, and trades coal. Peabody Energy also develops mine-mouth coal-fueled generating plants; produces coalbed methane; and develops Btu Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

Peabody Energy’s SEC file number is 1-16463.

Historical Performance of Peabody Energy

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	12.65	9.11	11.63
June 30, 2004	14.00	10.44	14.00
September 30, 2004	15.11	12.69	14.88
December 31, 2004	21.70	13.51	20.23
March 31, 2005	25.45	18.37	23.18
June 30, 2005	28.23	19.68	26.02
September 30, 2005	43.01	26.01	42.18
December 30, 2005	43.47	35.35	41.21
March 31, 2006	52.50	41.24	50.41
June 30, 2006	76.29	46.82	55.75
September 29, 2006	59.81	32.95	36.78
December 29, 2006	48.59	34.05	40.41
March 30, 2007	44.60	36.20	40.24
June 29, 2007	55.76	39.96	48.38
September 28, 2007	50.99	38.42	47.87
October 1, 2007 through October 26, 2007	58.90	47.52	57.93

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes -Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 15.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.58 per cent constitutes interest on the Deposit and 10.42 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Peabody Energy
Initial Price:	USD 57.93
Barrier Price:	USD 46.3440
Interest Rate:	15.00 per cent per annum
Physical Delivery Amount:	17.2622 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.50%		100.00%
+	90%	7.50%		90.00%
+	80%	7.50%		80.00%
+	70%	7.50%		70.00%
+	60%	7.50%		60.00%
+	50%	7.50%		50.00%
+	40%	7.50%		40.00%
+	30%	7.50%		30.00%
+	20%	7.50%		20.00%
+	10%	7.50%		10.00%
	0%	7.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.50%	7.50%	-10.00%
-	20%	-12.50%	7.50%	-20.00%
-	30%	-22.50%	N/A	-30.00%
-	40%	-32.50%	N/A	-40.00%
-	50%	-42.50%	N/A	-50.00%
-	60%	-52.50%	N/A	-60.00%
-	70%	-62.50%	N/A	-70.00%
-	80%	-72.50%	N/A	-80.00%
-	90%	-82.50%	N/A	-90.00%
-	100%	-92.50%	N/A	-100.00%

LEHMAN BROTHERS HOLDINGS INC. (LEH)

Description of Lehman Brothers Holdings Inc.

According to publicly available information, Lehman Brothers Holdings Inc. (“Lehman Brothers”), through its subsidiaries, provides various financial services to corporations, governments and municipalities, institutions, and high-net-worth individuals worldwide. Lehman Brothers operates in three segments: Capital Markets, Investment Banking, and Investment Management. The Capital Markets segment represents institutional customer flow activities, including prime brokerage, research, mortgage origination and securitization, secondary-trading, and financing activities in fixed income and equity products. The Investment Banking segment provides advice to customers on mergers, acquisitions, and other financial matters. The Investment Management segment consists of private investment management, which provides brokerage services, investment, wealth advisory, and trust and capital markets execution services; and offers asset management products across traditional and alternative asset classes through various distribution channels.

Lehman Brother’s SEC file number is 1-9466.

Historical Performance of Lehman Brothers

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	44.86	38.47	41.44
June 30, 2004	42.12	34.83	37.63
September 30, 2004	40.42	33.63	39.86
December 31, 2004	44.65	38.21	43.74
March 31, 2005	48.47	42.71	47.08
June 30, 2005	49.96	42.96	49.64
September 30, 2005	58.97	48.97	58.24
December 30, 2005	66.58	51.87	64.09
March 31, 2006	74.79	62.92	72.27
June 30, 2006	78.85	58.38	65.15
September 29, 2006	74.64	59.25	73.86
December 29, 2006	78.88	71.08	78.12
March 30, 2007	86.18	68.07	70.07
June 29, 2007	82.05	68.60	74.52
September 28, 2007	75.50	49.06	61.73
October 1, 2007 through October 26, 2007	66.08	54.07	60.42

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes -Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 14.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.58 per cent constitutes interest on the Deposit and 9.92 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Lehman Brothers
Initial Price:	USD 60.42
Barrier Price:	USD 48.3360
Interest Rate:	14.50 per cent per annum
Physical Delivery Amount:	16.5508 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.25%		100.00%
+	90%	7.25%		90.00%
+	80%	7.25%		80.00%
+	70%	7.25%		70.00%
+	60%	7.25%		60.00%
+	50%	7.25%		50.00%
+	40%	7.25%		40.00%
+	30%	7.25%		30.00%
+	20%	7.25%		20.00%
+	10%	7.25%		10.00%
	0%	7.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.75%	7.25%	-10.00%
-	20%	-12.75%	7.25%	-20.00%
-	30%	-22.75%	N/A	-30.00%
-	40%	-32.75%	N/A	-40.00%
-	50%	-42.75%	N/A	-50.00%
-	60%	-52.75%	N/A	-60.00%
-	70%	-62.75%	N/A	-70.00%
-	80%	-72.75%	N/A	-80.00%
-	90%	-82.75%	N/A	-90.00%
-	100%	-92.75%	N/A	-100.00%

FREEPORT-MCMORAN COPPER & GOLD INC. (FCX)

Description of Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (“Freeport-McMoRan”), through its subsidiaries, engages in the exploration, mining, and production of copper, gold, and silver. Freeport-McMoRan holds interests primarily in the Grasberg open pit and the Deep Ore Zone mines in Indonesia. Freeport-McMoRan also owns interests in the Grasberg block cave, Kucing Liar, Deep Mill Level Zone, Ertsberg Stockwork Zone, Mill Level Zone, Big Gossan, Dom open pit, and Dom block cave. In addition, Freeport-McMoRan smelts and refines copper concentrates, and markets the refined copper products.

Freeport-McMoRan’s SEC file number is 001-9916.

Historical Performance of Freeport-McMoRan

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	44.90	35.10	39.09
June 30, 2004	39.85	27.92	33.15
September 30, 2004	42.13	31.54	40.50
December 31, 2004	42.55	33.98	38.23
March 31, 2005	43.90	35.12	39.61
June 30, 2005	40.31	31.52	37.44
September 30, 2005	49.48	37.12	48.59
December 30, 2005	56.35	43.80	53.80
March 31, 2006	64.99	47.11	59.77
June 30, 2006	72.20	43.10	55.41
September 29, 2006	62.29	47.58	53.26
December 29, 2006	63.70	47.60	55.73
March 30, 2007	67.19	48.98	66.19
June 29, 2007	85.50	65.62	82.82
September 28, 2007	110.48	67.08	104.89
October 1, 2007 through October 26, 2007	120.20	104.00	116.85

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes -Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 13.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.58 per cent constitutes interest on the Deposit and 8.92 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Freeport-McMoRan
Initial Price:	USD 116.85
Barrier Price:	USD 81.7950
Interest Rate:	13.50 per cent per annum
Physical Delivery Amount:	8.5580 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.75%		100.00%
+	90%	6.75%		90.00%
+	80%	6.75%		80.00%
+	70%	6.75%		70.00%
+	60%	6.75%		60.00%
+	50%	6.75%		50.00%
+	40%	6.75%		40.00%
+	30%	6.75%		30.00%
+	20%	6.75%		20.00%
+	10%	6.75%		10.00%
	0%	6.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.25%	6.75%	-10.00%
-	20%	-13.25%	6.75%	-20.00%
-	30%	-23.25%	6.75%	-30.00%
-	40%	-33.25%	N/A	-40.00%
-	50%	-43.25%	N/A	-50.00%
-	60%	-53.25%	N/A	-60.00%
-	70%	-63.25%	N/A	-70.00%
-	80%	-73.25%	N/A	-80.00%
-	90%	-83.25%	N/A	-90.00%
-	100%	-93.25%	N/A	-100.00%

VALERO ENERGY CORPORATION (VLO)

Description of VALERO ENERGY CORPORATION

According to publicly available information, VALERO ENERGY CORPORATION (“Valero”) operates as a crude oil refining and retailing company. Valero refining activities include refining operations, wholesale marketing, product supply and distribution, and transportation operations primarily in the Gulf Coast, Mid-Continent, West Coast, and northeast regions. Valero produces reformulated gasoline, conventional gasoline, California Air Resources Board Phase III gasoline, customized clean-burning gasoline blends, clean-burning oxygenates, gasoline blendstocks, low-sulfur gasoline, low-sulfur diesel and ultra low-sulfur diesel, jet fuel, aviation gasoline, kerosene, home heating oil and stove oil, petrochemicals, asphalt, lube base oils, sulfur, crude mineral spirits, bunker oils, petroleum coke, and Propane-Octene.

Valero’s SEC file number is 1-13175.

Historical Performance of Valero

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	15.38	11.43	14.99
June 30, 2004	18.73	13.97	18.44
September 30, 2004	20.30	15.90	20.05
December 31, 2004	23.90	19.43	22.70
March 31, 2005	38.58	21.01	36.64
June 30, 2005	41.13	28.96	39.56
September 30, 2005	58.63	39.38	56.53
December 30, 2005	58.15	45.86	51.60
March 31, 2006	63.61	48.00	59.78
June 30, 2006	70.74	55.19	66.52
September 29, 2006	68.83	46.84	51.47
December 29, 2006	57.09	47.52	51.16
March 30, 2007	66.02	47.66	64.49
June 29, 2007	77.89	63.53	73.86
September 28, 2007	78.68	60.00	67.18
October 1, 2007 through October 26, 2007	75.75	65.97	73.13

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes -Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 12.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.58 per cent constitutes interest on the Deposit and 7.42 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Valero
Initial Price:	USD 73.13
Barrier Price:	USD 58.5040
Interest Rate:	12.00 per cent per annum
Physical Delivery Amount:	13.6743 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.00%		100.00%
+	90%	6.00%		90.00%
+	80%	6.00%		80.00%
+	70%	6.00%		70.00%
+	60%	6.00%		60.00%
+	50%	6.00%		50.00%
+	40%	6.00%		40.00%
+	30%	6.00%		30.00%
+	20%	6.00%		20.00%
+	10%	6.00%		10.00%
	0%	6.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.00%	6.00%	-10.00%
-	20%	-14.00%	6.00%	-20.00%
-	30%	-24.00%	N/A	-30.00%
-	40%	-34.00%	N/A	-40.00%
-	50%	-44.00%	N/A	-50.00%
-	60%	-54.00%	N/A	-60.00%
-	70%	-64.00%	N/A	-70.00%
-	80%	-74.00%	N/A	-80.00%
-	90%	-84.00%	N/A	-90.00%
-	100%	-94.00%	N/A	-100.00%

THE BLACKSTONE GROUP L.P. (BX)

Description of THE BLACKSTONE GROUP L.P.

According to publicly available information, THE BLACKSTONE GROUP L.P. (“Blackstone”) is a global alternative asset manager and provider of financial advisory services. Blackstone’s alternative asset management businesses include the management of corporate private equity funds, real estate opportunity funds, funds of hedge funds, mezzanine funds, senior debt vehicles, proprietary hedge funds and closed-end mutual funds. Blackstone also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. The common stock of Blackstone started trading on the New York Stock Exchange in the second quarter of 2007; thus, the below historical prices of Blackstone’s common stock started in the second quarter of 2007.

Blackstone’s SEC file number is 001-33551.

Historical Performance of Blackstone

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	38.00	28.75	29.27
September 28, 2007	31.99	21.30	25.08
October 1, 2007 through October 26, 2007	29.75	24.72	25.59

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes -Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 11.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.58 per cent constitutes interest on the Deposit and 6.92 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Blackstone
Initial Price:	USD 25.59
Barrier Price:	USD 17.9130
Interest Rate:	11.50 per cent per annum
Physical Delivery Amount:	39.0778 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.75%		100.00%
+	90%	5.75%		90.00%
+	80%	5.75%		80.00%
+	70%	5.75%		70.00%
+	60%	5.75%		60.00%
+	50%	5.75%		50.00%
+	40%	5.75%		40.00%
+	30%	5.75%		30.00%
+	20%	5.75%		20.00%
+	10%	5.75%		10.00%
	0%	5.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.25%	5.75%	-10.00%
-	20%	-14.25%	5.75%	-20.00%
-	30%	-24.25%	5.75%	-30.00%
-	40%	-34.25%	N/A	-40.00%
-	50%	-44.25%	N/A	-50.00%
-	60%	-54.25%	N/A	-60.00%
-	70%	-64.25%	N/A	-70.00%
-	80%	-74.25%	N/A	-80.00%
-	90%	-84.25%	N/A	-90.00%
-	100%	-94.25%	N/A	-100.00%

QUALCOMM INCORPORATED (QCOM)

Description of QUALCOMM INCORPORATED

According to publicly available information, QUALCOMM INCORPORATED (“Qualcomm”) engages in the design, development, manufacture, and marketing of digital wireless telecommunications products and services based on its Code Division Multiple Access (“CDMA”) technology. Qualcomm develops and supplies CDMA-based integrated circuits and system software for wireless voice and data communications, multimedia functions, and global positioning system products to wireless device and infrastructure manufacturers. Qualcomm also manufactures and sells products based upon Orthogonal Frequency Division Multiplexing Access technology, FLASH-OFDM. Qualcomm grants licenses to use portions of its intellectual property portfolio, which includes patent rights essential to and/or useful in the manufacture and sale of wireless products.

Qualcomm’s SEC file number is 0-19528.

Historical Performance of Qualcomm

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	33.49	26.67	33.21
June 30, 2004	36.67	30.90	36.49
September 30, 2004	41.00	33.66	39.04
December 31, 2004	44.99	37.78	42.40
March 31, 2005	43.71	33.99	36.65
June 30, 2005	38.46	32.08	33.01
September 30, 2005	45.05	32.98	44.75
December 30, 2005	46.59	39.02	43.08
March 31, 2006	51.75	42.91	50.61
June 30, 2006	53.01	38.54	40.07
September 29, 2006	39.72	32.76	36.35
December 29, 2006	40.99	34.10	37.79
March 30, 2007	44.12	36.80	42.66
June 29, 2007	47.72	40.98	43.39
September 28, 2007	45.57	35.23	42.26
October 1, 2007 through October 26, 2007	43.40	40.06	41.33

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes -Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 11.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 4.58 per cent constitutes interest on the Deposit and 6.92 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Qualcomm
Initial Price:	USD 41.33
Barrier Price:	USD 33.0640
Interest Rate:	11.50 per cent per annum
Physical Delivery Amount:	24.1955 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.75%		100.00%
+	90%	5.75%		90.00%
+	80%	5.75%		80.00%
+	70%	5.75%		70.00%
+	60%	5.75%		60.00%
+	50%	5.75%		50.00%
+	40%	5.75%		40.00%
+	30%	5.75%		30.00%
+	20%	5.75%		20.00%
+	10%	5.75%		10.00%
	0%	5.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.25%	5.75%	-10.00%
-	20%	-14.25%	5.75%	-20.00%
-	30%	-24.25%	N/A	-30.00%
-	40%	-34.25%	N/A	-40.00%
-	50%	-44.25%	N/A	-50.00%
-	60%	-54.25%	N/A	-60.00%
-	70%	-64.25%	N/A	-70.00%
-	80%	-74.25%	N/A	-80.00%
-	90%	-84.25%	N/A	-90.00%
-	100%	-94.25%	N/A	-100.00%